Exhibit 99.1

NEWS Contact: Chris Arnold 303.222.5912 carnold@chipotle.com

CHIPOTLE NAMES BRIAN NICCOL CHIEF EXECUTIVE OFFICER

DENVER, February 13, 2018 -- Chipotle Mexican Grill (NYSE: CMG) today announced that its Board of Directors has appointed Brian Niccol as chief executive officer and a member of the Board, effective March 5, 2018. Niccol most recently served as CEO of Yum! Brands’ Taco Bell Division, where he was responsible for the highly successful turnaround of the business.

Chipotle Chairman, CEO and Founder Steve Ells, who will become executive chairman, said, “Brian is a proven world-class executive, who will bring fresh energy and leadership to drive excellence across every aspect of our business. His expertise in digital technologies, restaurant operations and branding make him a perfect fit for Chipotle as we seek to enhance our customer experience, drive sales growth and make our brand more relevant. The Board is confident that Brian’s passion and skillset ideally position him to make the bold moves needed to improve operations and take the company to the next level, all while remaining true to our purpose and the values that are essential to our customers.”

Niccol said, “I am very excited to be joining Chipotle at this pivotal time in its history. I have tremendous respect for the Chipotle brand and its powerful purpose. At Chipotle’s core is delicious food, which I will look to pair up with consistently great customer experiences. I will also focus on dialing up Chipotle’s cultural relevance through innovation in menu and digital communications. This will attract customers, return the brand to growth, deliver value for shareholders and create opportunities for employees.”

Brian Niccol Bio

Prior to joining Chipotle, Brian Niccol was at Taco Bell from 2011 and served as CEO from January, 2015 and president from 2013 to 2014. Under his leadership, he successfully repositioned Taco Bell as a lifestyle brand and successfully launched numerous product initiatives, including the new breakfast daypart, the fastest growing daypart in the industry. He transformed Taco Bell into a social media leader and revolutionized its digital approach through mobile ordering and payment across their 7,000 restaurants. He also created a people-centric innovation culture that has been recognized throughout the industry.

Prior to Taco Bell, Niccol held leadership roles at Pizza Hut, including vice president of strategy, chief marketing officer, and general manager. He led the brand strategy and positioning that achieved record transactions and market share. Additionally, his innovation in digital with on-line and mobile app ordering was industry leading during his time in the business.

Niccol began his career at Procter & Gamble where he spent 10 years in various brand management positions. He holds an undergraduate degree from Miami University (OH) and an MBA from The University of Chicago Booth School of Business. Niccol serves on the Board of Governors for the Boys & Girls Club of America and on the Board of Directors of Harley-Davidson, Inc.

NEWS Contact: Chris Arnold 303.222.5912 carnold@chipotle.com

ABOUT CHIPOTLE

Steve Ells, founder, chairman and CEO, started Chipotle with the idea that food served fast did not have to be a typical fast food experience. Today, Chipotle continues to offer a focused menu of burritos, tacos, burrito bowls, and salads made from fresh, high-quality raw ingredients, prepared using classic cooking methods and served in an interactive style allowing people to get exactly what they want. Chipotle seeks out extraordinary ingredients that are not only fresh, but that are raised responsibly, with respect for the animals, land, and people who produce them. Chipotle prepares its food using real, wholesome ingredients, without the use of added colors, flavors or other additives typically found in fast food. Chipotle opened with a single restaurant in Denver in 1993 and now operates more than 2,400 restaurants. For more information, visit chipotle.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release, including statements regarding possible improvements or achievements in Chipotle’s business, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. We use words and phrases such as “will”, “seek”, “confident that”, and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements in this press release are based on information available to us as of the date any such statements are made and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: the uncertainty of our ability to achieve expected levels of comparable restaurant sales due to factors such as changes in consumers’ perceptions of our brand,  including as a result of actual or rumored food-borne illness incidents or other negative publicity, the impact of competition, including from sources outside the restaurant industry, decreased overall consumer spending, or our possible inability to increase menu prices or realize the benefits of menu price increases; the risk of food-borne illnesses and other health concerns about our food or dining out generally; factors that could affect our ability to achieve and manage our planned expansion, such as the availability of a sufficient number of suitable new restaurant sites and the availability of qualified employees; the performance of new restaurants and their impact on existing restaurant sales; the potential for increased labor costs or difficulty training and retaining qualified employees, including as a result of market pressures, enhanced food safety procedures in our restaurants, or new regulatory requirements; increases in the cost of food ingredients and other key supplies or higher food costs due to changes in supply chain protocols; risks related to our marketing and advertising strategies, which may not be successful and may expose us to liabilities;  supply chain risks; risks relating to our expansion into new markets, including outside the U.S., or non-traditional restaurant sites; the impact of federal, state or local government regulations relating to our employees, our restaurant design, or the sale of food or alcoholic beverages; risks associated with our Food With Integrity philosophy, including supply shortages and potential liabilities from advertising claims and other marketing activities related to Food With Integrity; security risks associated with the acceptance of electronic payment cards or electronic storage and processing of confidential customer or employee information; risks relating to litigation,

NEWS Contact: Chris Arnold 303.222.5912 carnold@chipotle.com including possible governmental actions related to food-borne illness incidents, as well as class action litigation regarding employment laws, advertising claims or other matters; risks relating to our insurance coverage and self-insurance; risks regarding our ability to protect our brand and reputation; risks associated with our reliance on certain information technology systems; risks related to our ability to effectively manage our growth; risks associated with our pending leadership change and our dependence on key personnel; and other risk factors described from time to time in our SEC reports, including our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, all of which are available on the investor relations page of our website at ir.Chipotle.com.

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